Exhibit 7(a)
Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts", to the use of our report dated January 25, 1999, with respect to the consolidated financial statements of Kansas City Life Insurance Company and to the use of our report dated April 19, 1999 with respect to the financial statements of Kansas City Life Variable Life Separate Account, included in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-25443) and the related Prospectus.


/s/Ernst & Young LLP
Ernst & Young LLP


Kansas City, Missouri
April 28, 1999